Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form F‑3 (No. 333-224329) and Form S-8 (No. 333-238042, No. 333-214263 and No. 333-213737) of The Bank of N.T. Butterfield & Son Limited of our report dated February 23, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20‑F.

/s/ PricewaterhouseCoopers Ltd.
Hamilton, Bermuda
February 23, 2021